EXHIBIT 23.1

Messineo & Co, CPAs LLC 2451 N McMullen Booth Rd Ste. 309 Clearwater, FL 33759-1362 T: (727) 421-6268 F: (727) 674-0511

Consent of Independent Registered Public Accounting Firm

Messineo & Co., CPAs LLC, hereby consents to the use in the Form 10-K, Annual Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934, of our report dated April 29, 2013, filed by Golden Opportunities Corporation and relating to the financial statements of Golden Opportunities Corporation as of and for the year ending January 31, 2013.

Messineo & Co., CPAs LLC
Clearwater, FL
May 1, 2013